UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023 (July 7, 2023)

THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35249	20-3031526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road,

Ridgefield, Connecticut 06877

(Address of Principal Executive Offices)

(203) 894-1345

Registrant’s Telephone Number, Including Area Code

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHEF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2023, The Chefs’ Warehouse, Inc. (the “Company”) entered into a sixth amendment (the “Sixth Amendment”) to its senior secured asset-based revolving credit agreement, originally dated as of June 29, 2018 (as amended, restated, supplemented or otherwise modified prior to the date of the Sixth Amendment, the “Existing Credit Agreement”), by and among the Company, Chefs’ Warehouse Parent, LLC, as borrower (“CW Parent”), Dairyland USA Corporation, as borrower (“Dairyland”, and together with CW Parent, the “Borrowers”), certain other subsidiaries of the Company, as guarantors, the lenders party thereto and BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”), which, among other things, (i) increases the amount of commitments from $200,000,000 to $300,000,000, (ii) increases the sublimit for swingline loans from $25,000,000 to $37,500,000, (iii) increases the sublimit of the letter of credit facility from $30,000,000 to $35,000,000, (iv) increases the margin applicable to outstanding loans which now varies between 1.50% and 1.75% for loans accruing interest by reference to Term SOFR and 0.75% and 1.00% for loans accruing interest by reference to base rate, depending on the average daily amount of availability during the applicable fiscal quarter, and (vi) amends certain other provisions as specified therein.

The Company has customary corporate and commercial banking relationships with the lenders, the administrative agent and their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.

By:	/s/ Alexandros Aldous
Name:	Alexandros Aldous
Title:	General Counsel, Corporate Secretary and Chief Government Relations Officer

Date:   July 11, 2023